UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 29, 2023

Bright Health Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 900, Minneapolis, Minnesota	55437
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On June 29, 2023, Bright Health Group, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) by and among Molina Healthcare, Inc., a Delaware corporation (“Molina”), Bright Health Company of California, Inc., a California corporation (“BHCC”), Central Health Plan of California, Inc., a California corporation (“CHP”), Universal Care, Inc. d/b/a Brand New Day, a California corporation (“BND”), and the Company. Pursuant to the SPA, BHCC has agreed to sell to Molina all of its shares of capital stock in CHP and BND (collectively, the “Shares”). Each of BND and CHP is a direct, wholly owned subsidiary of BHCC and BHCC is an indirect, wholly owned subsidiary of the Company. Following the consummation of the transaction, each of BND and CHP will be a wholly owned subsidiary of Molina.

The aggregate purchase price for the Shares is $600 million in cash, subject to certain adjustments, upward or downward, as applicable, for: (i) certain indebtedness of the Company repaid by Molina as of the closing of the transaction; (ii) certain adjustments to the minimum tangible net equity of BND and CHP as of the closing of the transaction; (iii) certain transaction expenses associated with the contemplated transaction; and (iv) if applicable, a decline in the number of enrollees in BND and CHP’s health care service plans below certain agreed-upon thresholds. In addition, (A) an aggregate of $75 million will be deducted from the purchase price and held in escrow for reconciliation of purchase price adjustments (the “Adjustment Escrow”) and (B) an aggregate of $10 million will be deducted from the purchase price and held in escrow for certain seller indemnification obligations (the “Indemnity Escrow”). The amounts in the Adjustment Escrow are subject to release following the completion of a purchase price reconciliation process commencing no later than the later of (x) 225 days after the closing or (y) 45 days after the receipt of certain information. Any amounts remaining in the Indemnity Escrow that have not been offset or reserved for claims are to be released to BHCC 18 months after the closing.

The completion of the transaction is subject to the satisfaction or waiver of certain closing conditions, including, but not limited to, (i) certain regulatory or governmental filings and approvals having been made and obtained, without the imposition by regulatory authorities of a burdensome condition, (ii) compliance by CHP, BND and BHCC with their respective covenants and agreements in the SPA in all material respects, (iii) receipt of a Summary Star Rating of no less than an agreed-upon level and (iv) satisfaction by CHP and BND of certain minimum network requirements.
The SPA also includes various representations, warranties, covenants and termination provisions applicable to each of the parties, including covenants on the part of the Company, BHCC, CHP and BND to take certain actions and provide certain information to Molina. The SPA also includes certain post-closing indemnification provisions in favor of Molina for covered losses arising from liabilities incurred as a result of breach by BND, CHP and/or BHCC of their respective representations, warranties and covenants thereunder. In addition, under the SPA, each party has agreed to use its respective reasonable best efforts to consummate the transaction and to refrain from taking certain actions that would materially increase the risk that the parties would not obtain required regulatory or governmental approvals.

Each party may terminate the SPA if the transaction is not consummated on or prior to June 29, 2024 (as may be extended below, the “Outside Date”), so long as that party has not committed a material breach of the SPA that has been the primary cause of or resulted in the failure of the closing to occur; provided that such date may be extended by up to an additional six months in the event certain regulatory approvals have not been obtained. If the SPA is terminated by (i) BHCC because Molina has breached, or failed to perform, its representations, warranties, covenant, which breach or failure has resulted in the failure of a closing condition that is incurable or not timely cured, (ii) BHCC when all of the conditions to closing have been satisfied or waived and Molina has failed to consummate the transaction or (iii) BHCC or Molina on the Outside Date if, at such time, BHCC could have terminated pursuant to either of the foregoing clauses, Molina will then be obligated to pay BHCC a $30 million reverse termination fee.

If the SPA is terminated (i) by Molina because BHCC, BND or CHP has breached, or failed to perform, its representations, warranties, covenant, which breach or failure has resulted in the failure of a closing condition that is incurable or not timely cured, (ii) by BHCC or Molina on the Outside Date if, at such time, Molina could have terminated pursuant to the foregoing clause or (iii) because the Company or BHCC has breached certain other terms of the SPA relating to non-solicitation of competing proposals, the Company will then be obligated to pay Molina an $18 million termination fee.

The foregoing summary of the SPA and the transactions contemplated thereby does not purport to be complete and is qualified and superseded in its entirety by reference to the SPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The SPA is being filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Molina or the Company or any other parties to the SPA. The representations, warranties and covenants of each party set forth in the SPA were made only for purposes of the SPA as of the specific dates set forth therein, were solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the SPA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The Company’s investors and security holders are not third-party beneficiaries under the SPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Molina, the Company, the parties to the SPA or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The SPA should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, this Current Report on Form 8-K (including the SPA), the Form 10-Ks, Form 10-Qs and the other documents that the Company files with the Securities and Exchange Commission.

Second Amended and Restated Limited Waiver and Consent

On June 29, 2023, the Company entered into a second amended and restated limited waiver and consent (the “Waiver”) under the Credit Agreement, dated as of March 1, 2021 (as amended by Amendment No. 1 dated as of August 2, 2021, Amendment No. 2 dated as of November 20, 2021, Amendment No. 3 dated as of November 8, 2022, Amendment No. 4 dated as of June 23, 2023 and as further amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto. The Waiver amends and restates the amended and restated limited waiver and consent entered into by the Company under the Credit Agreement on April 28, 2023 and disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2023 (the “Existing Waiver”), which previously amended and restated that certain limited waiver and consent entered into by the Company under the Credit Agreement on February 28, 2023 and disclosed by the Company in a current report on Form 8-K filed with the Securities and Exchange Commission March 1, 2023 (the “Original Waiver”).

The Waiver amends the Existing Waiver and the Original Waiver by, among other things, extending the temporary waiver of compliance with the minimum liquidity covenant set forth in Section 11.12.2 of the Credit Agreement, which spanned from January 25, 2023 to June 30, 2023 under the Original Waiver and the Existing Waiver, to January 25, 2023 to August 29, 2023 (the “Extended Waiver Period”). From July 1, 2023 until the end of the Extended Waiver Period, the Company will be subject to a minimum liquidity covenant of not less than $35 million (which level may be adjusted to reflect the terms and substance of the Bridge Financing (as defined below)). The Waiver also, among other things, added covenants (a) requiring the Company to deliver by July 17, 2023, an agreed term sheet for an equity or debt financing (the “Bridge Financing”) to support the Company’s ongoing operating cash needs through December 31, 2023 and, by July 31, 2023, definitive documentation for the Bridge Financing and an updated budget of the Company, in form and substance acceptable to the Administrative Agent, (b) prohibiting the incurrence of certain types of debt and (c) requiring the Company not to request any interest period for any Term SOFR borrowing other than a one-month interest period.

In connection with the Waiver, the Company agreed to pay to the Administrative Agent, for the account of each lender consenting thereto that delivered a signature page by 4:00 p.m. on June 29, 2023, a waiver fee in the amount of 0.25% of such lender’s commitment.

In addition, during the Extended Waiver Period, the Company will not have access to certain negative covenant baskets, be permitted to make certain asset sales or be permitted to incur certain types of debt or issue certain types of equity, and will be subject to additional cash-flow, cash balance, and other reporting requirements. The foregoing description of the Waiver does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Waiver, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Any future non-compliance with the covenants under the Credit Agreement, any termination of SPA or the definition documentation in connection with the Bridge Facility or uncertainty of being able to obtain any additional waivers or amendments of the terms of the Credit Agreement may result in the obligations under the Credit Agreement being accelerated.

Item 7.01    Regulation FD Disclosure

On June 30, 2023, the Company issued a press release announcing the entry into the SPA and the Waiver, a copy of which is attached as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Stock Purchase Agreement, dated as of June 29, 2023, among Bright Health Company of California, Inc., Universal Care, Inc., Central Health Plan of California, Inc., Bright Health Group, Inc. and Molina Healthcare, Inc.*

10.1
Second Amended and Restated Limited Waiver and Consent, dated as of June 29, 2023, among Bright Health Group, Inc., the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press release dated June 30, 2023
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.
*The schedules and other attachments to this exhibit have been omitted. The Company agrees to furnish a copy of any omitted schedules or attachments to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HEALTH GROUP, INC.

Date:	June 30, 2023	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary